Exhibit 99.1

Providence Service Corporation Reports Second Quarter 2016 Results

●	Revenue of $450.6 million
●	Income from continuing operations, net of tax, of $4.0 million; diluted EPS of $0.21
●	Adjusted Net Income (non-GAAP) of $13.1 million; Adjusted EPS (non-GAAP) of $0.70
●	Adjusted EBITDA (non-GAAP) of $30.7 million

STAMFORD, CT – August 1, 2016 – The Providence Service Corporation (the “Company”) (Nasdaq: PRSC), a holding company whose subsidiaries provide critical healthcare and workforce development services, today reported financial results for the second quarter and six months ended June 30, 2016.

"I am pleased to announce another quarter of solid performance, particularly within US Healthcare Services where both transportation revenue and assessment margins exceeded our expectations," said James Lindstrom, President and Chief Executive Officer. "Providence’s underlying fundamentals remain strong, supplemented by our holding company approach and multiple value enhancement initiatives.”

Second Quarter 2016 Results

For the second quarter of 2016, the Company reported consolidated revenue of $450.6 million, an increase of 7.7% from $418.2 million in the second quarter of 2015.

Income from continuing operations, net of tax, in the second quarter of 2016 was $4.0 million, or $0.21 per diluted common share, compared to $4.8 million, or $0.16 per diluted common share, in the second quarter of 2015. Adjusted Net Income (non-GAAP) in the second quarter of 2016 was $13.1 million, or $0.70 per diluted common share, compared to $14.2 million, or $0.67 per diluted common share, in the second quarter of 2015.

Adjusted EBITDA (non-GAAP) in the second quarter of 2016 was $30.7 million, compared to $31.6 million in the second quarter of 2015.

During the second quarter of 2016, the Company repurchased 273,169 common shares under its share repurchase program for $12.9 million, or for an average price of $47.36 per share.

Year to Date 2016 Results

For the first six months of 2016, the Company reported consolidated revenue of $883.3 million, an increase of 5.4% from $838.1 million in the comparable period of 2015.

Income from continuing operations, net of tax, for the first six months of 2016 was $6.1 million, or $0.27 per diluted common share, compared to $10.7 million, or $0.45 per diluted common share, in the comparable period of 2015. Adjusted Net Income (non-GAAP) for the first half of 2016 was $22.5 million, or $1.19 per diluted common share, compared to $29.0 million, or $1.48 per diluted common share, in the same period last year.

Adjusted EBITDA (non-GAAP) for the first half of 2016 was $56.0 million, compared to $64.6 million for the first half of 2015.

During the first half of 2016, the Company repurchased 708,904 common shares for $32.4 million, or for an average price of $45.73 per share.

A reconciliation of Adjusted EBITDA and Adjusted Net Income to income from continuing operations, net of tax, and the calculation of Adjusted EPS are presented below.

Segment Results

For analysis purposes, we provide revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA (non-GAAP) on a segment basis. Segment results include revenue and expenses incurred by the segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation are reflected in Corporate and Other.

US Healthcare Services

NET Services

NET Services revenue was $309.2 million for the second quarter of 2016, an increase of 14.2% from $270.7 million in the second quarter of 2015. Operating income was $17.8 million, or 5.7% of revenue, in the second quarter of 2016, compared to $18.9 million, or 7.0% of revenue, in the second quarter of 2015. Adjusted EBITDA (non-GAAP) was $20.7 million, or 6.7% of revenue, in the second quarter of 2016, compared to $21.2 million, or 7.8% of revenue, in the second quarter of 2015.

NET Services revenue was $600.1 million for the first half of 2016, an increase of 14.2% from $525.5 million in the first half of 2015. Operating income was $36.1 million, or 6.0% of revenue, for the first half of 2016, compared to $39.6 million, or 7.5% of revenue, for the first half of 2015. Adjusted EBITDA (non-GAAP) was $41.9 million, or 7.0% of revenue, for the first half of 2016, compared to $44.2 million, or 8.4% of revenue, for the first half of 2015.

The year-over-year increase in NET Services revenue in the second quarter of 2016 was primarily due to new state and managed care organization contracts in multiple geographies as well as increased membership under certain existing contracts. Adjusted EBITDA (non-GAAP) as a percentage of revenue declined as a result of increased member utilization and additional compensation expense related to long-term incentive plans tied to value creation.

HA Services

HA Services revenue was $52.3 million in the second quarter of 2016, a decrease of 5.7% compared to the second quarter of 2015. Operating income was $6.7 million, or 12.8% of revenue, in the second quarter of 2016, compared to $6.3 million, or 11.3% of revenue, in the second quarter of 2015. Adjusted EBITDA (non-GAAP) was $14.6 million, or 28.0% of revenue, in the second quarter of 2016, compared to $13.5 million, or 24.3% of revenue, in the second quarter of 2015.

HA Services revenue was $102.9 million for the first half of 2016, a decrease of 8.8% compared to the first half of 2015. Operating income was $11.0 million, or 10.7% of revenue, for the first half of 2016, compared to $12.8 million, or 11.3% of revenue, for the first half of 2015. Adjusted EBITDA (non-GAAP) was $26.8 million, or 26.0% of revenue, for the first half of 2016, compared to $27.1 million, or 24.1% of revenue, for the first half of 2015.

The decline in HA Services revenue in the second quarter of 2016 compared to the prior year period was due to a decline in the average price per assessment, which was largely the result of a change in customer mix in the second quarter of 2016 compared to the second quarter of 2015. In 2015, pricing was highest in the second quarter, which will not be the case in 2016. Adjusted EBITDA (non-GAAP) as a percentage of revenue increased due to management’s continued success in driving efficiencies as well as a reduction in expense due to forfeited long-term awards, which have been reallocated to current employees.

Global Workforce Development

WD Services

WD Services revenue for the second quarter of 2016 was $89.3 million, a decrease of 3.1% compared to the second quarter of 2015. Excluding the effects of changes in currency exchange rates, revenue increased 1.6% in the second quarter of 2016 versus the second quarter of 2015. WD Services incurred an operating loss of $5.2 million in the second quarter of 2016, compared to an operating loss of $2.4 million in the second quarter of 2015. The operating loss in the second quarter of 2016 includes $3.7 million of redundancy costs related to continued service delivery redesigns, primarily related to the segment’s offender rehabilitation program.

Prior to the impact of the Mission Providence joint venture, WD Services Adjusted EBITDA (non-GAAP) was $2.3 million, or 2.6% of revenue, in the second quarter of 2016 compared to $4.7 million, or 5.1% of revenue, in the second quarter of 2015. The Adjusted EBITDA (non-GAAP) associated with Mission Providence was negative $1.2 million in the second quarter of 2016 and negative $1.3 million in the second quarter of 2015.

Revenue for the first half of 2016 was $180.3 million, a decrease of 9.7% compared to the first half of 2015. Excluding the effects of changes in currency exchange rates, revenue declined 5.2% in the first half of 2016 versus the first half of 2015. WD Services incurred an operating loss of $7.3 million for the first half of 2016, compared to operating income of $0.4 million for the first half of 2015. The operating loss for the first half of 2016 included $5.1 million of redundancy costs related to continued service delivery redesigns and the anticipated closure of the segment’s operations in Poland.

Prior to the impact of the Mission Providence joint venture, WD Services Adjusted EBITDA (non-GAAP) was $5.2 million, or 2.9% of revenue, for the first half of 2016 compared to $13.6 million, or 6.8% of revenue, for the first half of 2015. The Adjusted EBITDA (non-GAAP) associated with Mission Providence was negative $4.3 million for the first half of 2016 and negative $4.9 million for the first half of 2015.

The decline in Adjusted EBITDA (non-GAAP) at WD Services was primarily due to start-up costs related to the segment’s offender rehabilitation program in the United Kingdom and the operational underperformance of employability programs in France.

Corporate and Other

Corporate and Other incurred an operating loss of $5.8 million in the second quarter of 2016 compared to an operating loss of $7.6 million in the second quarter of 2015. Adjusted EBITDA (non-GAAP) was negative $5.8 million in the second quarter of 2016 compared to negative $6.5 million in the second quarter of 2015.

Corporate and Other incurred an operating loss of $13.8 million for the first half of 2016 compared to an operating loss of $16.9 million for the first half of 2015. Adjusted EBITDA (non-GAAP) was negative $13.6 million in the second quarter of 2016 compared to negative $15.6 million in the second quarter of 2015.

The improvement in Adjusted EBITDA (non-GAAP) in the second quarter of 2016 versus the prior year period was primarily due a reduction in professional fees and stock-based compensation expense.

Conference Call

Providence will hold a conference call at 8:00 a.m. EDT Tuesday, August 2, 2016 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live at http://investor.prscholdings.com or by dialing (844) 244-3865, or for international callers (518) 444-0681, and using the passcode 56389155. A replay of the teleconference will be available on http://investor.prscholdings.com. A replay will also be available until August 16, 2016 by dialing (855) 859-2056 or (404) 537-3406 and using passcode 56389155.

About Providence

The Providence Service Corporation is a holding company whose subsidiaries provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services, and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with US generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and our operating segments and Adjusted Net Income and Adjusted EPS for the Company, which are financial measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including restructuring and termination costs and foreign currency adjustments. Adjusted Net Income is defined as income from continuing operations, net of tax plus net loss attributable to noncontrolling interest and before: (1) certain items, including restructuring and termination costs, and foreign currency adjustments, (2) intangible amortization expense and (3) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP measurements, which exclude certain expenses, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, for which capital investments are made and debt is serviced.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Income

(in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Service revenue, net	$450,632	$418,238	$883,282	$838,067

Operating expenses:
Service expense	405,050	371,616	791,538	738,153
General and administrative expense	17,373	18,294	36,546	37,760
Depreciation and amortization	14,814	13,191	29,150	26,244
Total operating expenses	437,237	403,101	857,234	802,157
Operating income	13,395	15,137	26,048	35,910

Other expenses:
Interest expense, net	3,436	3,722	7,071	8,917
Equity in net loss of investee	1,459	1,059	4,176	3,542
Gain on foreign currency transactions	(775)	(714)	(849)	(395)
Income from continuing operations before income taxes	9,275	11,070	15,650	23,846
Provision for income taxes	5,280	6,227	9,527	13,148
Income from continuing operations, net of tax	3,995	4,843	6,123	10,698
Discontinued operations, net of tax	-	1,732	-	2,126
Net income	3,995	6,575	6,123	12,824
Net loss attributable to noncontrolling interests	628	59	735	47
Net income attributable to Providence	$4,623	$6,634	$6,858	$12,871

Net income available to common stockholders	$3,104	$4,181	$4,108	$9,243

Basic earnings per common share:
Continuing operations	$0.21	$0.16	$0.27	$0.46
Discontinued operations	-	0.10	-	0.12
Basic earnings per common share	$0.21	$0.26	$0.27	$0.58

Diluted earnings per common share:
Continuing operations	$0.21	$0.16	$0.27	$0.45
Discontinued operations	-	0.10	-	0.12
Diluted earnings per common share	$0.21	$0.26	$0.27	$0.57

Weighted-average number of common shares outstanding:
Basic	14,893,595	16,097,198	14,975,582	16,036,959
Diluted	15,019,312	16,240,898	15,098,945	16,193,372

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$68,824	$84,770
Accounts receivable, net of allowance	178,295	178,049
Other current assets (1)	78,260	56,905
Total current assets	325,379	319,724
Property and equipment, net	67,324	57,787
Goodwill and intangible assets, net	601,076	625,980
Other long-term assets (2)	42,486	46,711
Total assets	$1,036,265	$1,050,202
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$35,250	$31,375
Other current liabilities (3)	275,823	263,897
Total current liabilities	311,073	295,272
Long-term obligations, less current portion	272,828	268,696
Other long-term liabilities (4)	118,716	118,526
Total liabilities	702,617	682,494
Mezzanine and stockholders' equity
Convertible preferred stock, net	77,565	77,576
Stockholders' equity	256,083	290,132
Total liabilities and stockholders' equity	$1,036,265	$1,050,202

(1) Comprised of other receivables, restricted cash, deferred tax assets and prepaid expenses and other.
(2) Comprised of restricted cash less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six months ended June 30,
	2016	2015 (1)
Operating activities
Net income	$6,123	$12,824
Depreciation and amortization	29,150	29,857
Stock based compensation	1,947	6,058
Equity in net loss of investee	4,176	3,542
Other non-cash charges	(8,167)	(4,839)
Changes in working capital (2)	32,605	(23,886)
Income taxes payable on sale of business	(28,337)	-
Net cash provided by operating activities	37,497	23,556
Investing activities
Purchase of property and equipment	(23,636)	(13,122)
Acquisition, net of cash acquired	-	(1,665)
Equity investments	(6,381)	(13,784)
Other investing activities	3,840	(422)
Net cash used in investing activities	(26,177)	(28,993)
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	-	80,667
Preferred stock dividends	(2,197)	(1,698)
Repurchase of common stock, for treasury	(32,534)	(734)
Net, proceeds (repayment) of long-term debt	7,000	(87,125)
Other financing activities	998	(2,909)
Net cash used in financing activities	(26,733)	(11,799)
Effect of exchange rate changes on cash	(533)	1,991
Net change in cash	(15,946)	(15,245)
Cash at beginning of period	84,770	160,406
Cash at end of period	$68,824	$145,161

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in accounts receivable, other receivables, restricted cash, prepaid expenses, accounts payable, accrued expenses, accrued transportation costs, deferred revenue and other liabilities.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Three Months Ended June 30, 2016
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$309,156	$89,289	$52,272	$(85)	$450,632

Operating expenses:
Service expense	285,687	82,073	36,963	327	405,050
General and administrative expense	2,785	8,585	662	5,341	17,373
Depreciation and amortization	2,931	3,836	7,965	82	14,814
Total operating expenses	291,403	94,494	45,590	5,750	437,237

Operating income (loss)	17,753	(5,205)	6,682	(5,835)	13,395

Other expenses:
Interest expense, net	(1)	56	(2)	3,383	3,436
Equity in net loss of investee	-	1,459	-	-	1,459
Gain on foreign currency transactions	-	(773)	-	(2)	(775)
Income (loss) from continuing operations, before income tax	17,754	(5,947)	6,684	(9,216)	9,275
Provision (benefit) for income taxes	6,044	(797)	2,466	(2,433)	5,280
Income (loss) from continuing operations, net of taxes	11,710	(5,150)	4,218	(6,783)	3,995

Interest expense, net	(1)	56	(2)	3,383	3,436
Provision (benefit) for income taxes	6,044	(797)	2,466	(2,433)	5,280
Depreciation and amortization	2,931	3,836	7,965	82	14,814
EBITDA	20,684	(2,055)	14,647	(5,751)	27,525

Gain on foreign currency transactions	-	(773)	-	(2)	(775)
WD Services adjustments (1)	-	3,919	-	-	3,919
Adjusted EBITDA	$20,684	$1,091	$14,647	$(5,753)	$30,669

(1) Includes expense related to redundancy costs of $3,665 and income tax benefit and D&A included within equity in net loss of investee of $254.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Three Months Ended June 30, 2015 (1)
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service reveanue, net	$270,690	$92,175	$55,404	$(31)	$418,238

Operating expenses:
Service expense	246,931	83,308	41,193	184	371,616
General and administrative expense	2,554	7,984	760	6,996	18,294
Depreciation and amortization	2,329	3,332	7,185	345	13,191
Total operating expenses	251,814	94,624	49,138	7,525	403,101

Operating income (loss)	18,876	(2,449)	6,266	(7,556)	15,137

Other expenses:
Interest expense, net	-	(58)	(5)	3,785	3,722
Equity in net loss of investee	-	1,059	-	-	1,059
Gain on foreign currency transactions	-	(714)	-	-	(714)
Income (loss) from continuing operations, before income tax	18,876	(2,736)	6,271	(11,341)	11,070
Provision (benefit) for income taxes	7,183	(785)	2,521	(2,692)	6,227
Income (loss) from continuing operations, net of taxes	11,693	(1,951)	3,750	(8,649)	4,843

Interest expense, net	-	(58)	(5)	3,785	3,722
Provision (benefit) for income taxes	7,183	(785)	2,521	(2,692)	6,227
Depreciation and amortization	2,329	3,332	7,185	345	13,191

EBITDA	21,205	538	13,451	(7,211)	27,983

Charges related to the separation of an executive officer, net	-	-	-	695	695
WD Services adjustments (2)	-	2,895	-	-	2,895
Adjusted EBITDA	$21,205	$3,433	$13,451	$(6,516)	$31,573

(1) Beginning in the fourth quarter of 2015, the Company began including in the calculation of WD Services Adjusted EBITDA expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 quarterly presentations of Adjusted EBITDA to be consistent with these changes.

(2) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related costs of $1,980, redundancy costs of $1,882, income tax benefit and D&A included within equity in net loss of investee of ($253), and gain on foreign currency transactions of ($714).

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Six Months Ended June 30, 2016
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$600,140	$180,332	$102,864	$(54)	$883,282

Operating expenses:
Service expense	552,656	163,745	74,753	384	791,538
General and administrative expense	5,622	16,456	1,318	13,150	36,546
Depreciation and amortization	5,807	7,415	15,762	166	29,150
Total operating expenses	564,085	187,616	91,833	13,700	857,234

Operating income (loss)	36,055	(7,284)	11,031	(13,754)	26,048

Other expenses:
Interest expense, net	(2)	89	(4)	6,988	7,071
Equity in net loss of investee	-	4,176	-	-	4,176
Gain on foreign currency transactions	-	(848)	-	(1)	(849)
Income (loss) from continuing operations, before income tax	36,057	(10,701)	11,035	(20,741)	15,650
Provision (benefit) for income taxes	13,193	(979)	4,150	(6,837)	9,527
Income (loss) from continuing operations, net of taxes	22,864	(9,722)	6,885	(13,904)	6,123

Interest expense, net	(2)	89	(4)	6,988	7,071
Provision (benefit) for income taxes	13,193	(979)	4,150	(6,837)	9,527
Depreciation and amortization	5,807	7,415	15,762	166	29,150
EBITDA	41,862	(3,197)	26,793	(13,587)	51,871

Gain on foreign currency transactions	-	(848)	-	(1)	(849)
WD Services adjustments (1)	-	4,972	-	-	4,972

Adjusted EBITDA	$41,862	$927	$26,793	$(13,588)	$55,994

(1) Includes expense related to redundancy costs of $5,056 and income tax benefit and D&A included within equity in net loss of investee of ($84).

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Segment Information

(in thousands)

(Unaudited)

	Six Months Ended June 30, 2015 (1)
	NET Services	WD Services	HA Services	Corporate and Other	Total

Service revenue, net	$525,450	$199,792	$112,836	$(11)	$838,067

Operating expenses:
Service expense	476,178	177,540	84,406	29	738,153
General and administrative expense	5,051	15,209	1,282	16,218	37,760
Depreciation and amortization	4,606	6,648	14,367	623	26,244
Total operating expenses	485,835	199,397	100,055	16,870	802,157

Operating income (loss)	39,615	395	12,781	(16,881)	35,910

Other expenses:
Interest expense, net	(1)	(58)	(9)	8,985	8,917
Equity in net loss of investee	-	3,542	-	-	3,542
Gain on foreign currency transactions	-	(395)	-	-	(395)
Income (loss) from continuing operations, before income tax	39,616	(2,694)	12,790	(25,866)	23,846
Provision (benefit) for income taxes	15,312	1,640	5,194	(8,998)	13,148
Income (loss) from continuing operations, net of taxes	24,304	(4,334)	7,596	(16,868)	10,698

Interest expense, net	(1)	(58)	(9)	8,985	8,917
Provision (benefit) for income taxes	15,312	1,640	5,194	(8,998)	13,148
Depreciation and amortization	4,606	6,648	14,367	623	26,244
EBITDA	44,221	3,896	27,148	(16,258)	59,007

Charges related to the separation of an executive officer, net	-	-	-	695	695
WD Services adjustments (2)	-	4,891	-	-	4,891
Adjusted EBITDA	$44,221	$8,787	$27,148	$(15,563)	$64,593

(1) Beginning in the fourth quarter of 2015, the Company began including in the calculation of WD Services Adjusted EBITDA expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 quarterly presentations of Adjusted EBITDA to be consistent with these changes.

(2) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related expenses of $3,970, redundancy costs of $2,631, income tax benefit and D&A included within equity in net loss of investee of ($1,315), and gain on foreign currency transactions of ($395).

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share

(in thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Income from continuing operations, net of tax	$3,995	$4,843	$6,123	$10,698
Net loss attributable to noncontrolling interests	628	59	735	47

WD Services adjustments	3,386 (1)	3,004 (2)	5,169 (3)	6,062 (4)
Gain on foreign currency transactions	(2)	-	(1)	-
Payments related to separation arrangements with executive officer, net	-	695	-	695
Intangible amortization expense	8,817	9,881	17,632	19,692
Tax effected impact of adjustments	(3,729)	(4,264)	(7,141)	(8,243)
Adjusted Net Income	13,095	14,218	22,517	28,951

Dividends on convertible preferred stock	(1,099)	(1,104)	(2,197)	(1,698)
Less: Accretion of convertible preferred stock discount	-	(826)	-	(1,071)
Income allocated to participating securities	(1,429)	(1,369)	(2,409)	(2,226)
Adjusted Net Income available to common stockholders	$10,567	$10,919	$17,911	$23,956

Adjusted Net Income per common share	$0.70	$0.67	$1.19	$1.48

Diluted weighted-average number of common shares outstanding	15,019,312	16,240,898	15,098,945	16,193,372

(1) WD Services adjustments include redundancy costs of $3,665, amortization expense included within equity in net loss of investee of $494, and gain on foreign currency transactions of ($773).

(2) WD Services adjustments include expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related costs of $1,980, redundancy costs of $1,882, gain on foreign currency transactions of ($714), and amortization expense included within equity in net loss of investee of ($144).

(3) WD Services adjustments include redundancy costs of $5,056, amortization expense included within equity in net loss of investee of $961, and gain on foreign currency transactions of ($848).

(4) WD Services adjustments include expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $3,970, redundancy costs of $2,631, gain on foreign currency transactions of ($395), and amortization expense included within equity in net loss of investee of ($144).

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